Exhibit 3.307

ARTICLES OF INCORPORATION

OF

HOTEL CLUBS OF CORPORATE WOODS, INC.

The undersigned, for the purpose of forming a corporation under the General Corporation Code of Kansas, does hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Hotel Clubs of Corporate Woods, Inc.

ARTICLE TWO

The address of its registered office in the State of Kansas is 6515 Belinder, in the City of Mission Hills, County of Johnson. The name of its registered agent at such address is Tom G. Congleton.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted by the corporation is as follows:

(a) To own and operate food service, private club and cereal malt beverage businesses in hotels in the state of Kansas, in full compliance with all applicable laws.

(b) To engage in any lawful act or activity for which corporations may be organized under the Kansas corporation code and by this statement all lawful acts and activities shall be within the purposes of the corporation.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue shall be 30,000 shares of common stock with a par value of one dollar ($1.00) each, amounting in the aggregate to thirty-thousand dollars ($30,000.00).

ARTICLE FIVE

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
William H. Cozad	1700 Bryant Building 1102 Grand Avenue Kansas City, Missouri 64106

ARTICLE SIX

The power to make, alter, or repeal the bylaws of the corporation shall be in the directors.

ARTICLE SEVEN

The number of Directors of the corporation shall be such as from time to time shall be fixed by or in the manner provided in the Bylaws.

ARTICLE EIGHT

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the state of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

ARTICLE NINE

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under paragraph (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h) For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE TEN

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of September, 1981.

/s/ William H. Cozad
William H. Cozad, Incorporator

STATE OF Missouri	)
)
COUNTY OF Jackson	) ss.

I, the undersigned, a Notary Public, do hereby certify that on the 24th day of September, 1981, personally appeared before me WILLIAM H. COZAD, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Pat Fee PAT FEE
Notary Public

[SEAL]

My Commission Expires:

Pat Fee
Notary Public – State of Missouri Commissioned in Jackson County My Commission Expires June 3, [Illegible]

CHANGE OF LOCATION OF REGISTERED OFFICE

AND/OR

CHANGE OF RESIDENT AGENT

STATE OF Kansas	}	ss.
COUNTY OF Johnson

We, Tom G. Congleton President and Marilyn S. Congleton Secretary of Hotel Clubs of Corporate Woods, Inc., a corporation

organized and existing under and by virtue of the laws of the State of Kansas do hereby certify that a	regular
(Regular or Special)

meeting of the Board of Directors of said corporation held on the 15th day of January 1985, the following resolution was duly adopted.

Be it resolved that the Registered Office in the State of Kansas of said corporation be changed from

6515 Belinder,	Mission Hills,	Johnson County,	Kansas	66208
(Street and Number)	(Town or City)	(County)	(State)	(Zip Code)

the same being of record in the office of the Secretary of State of Kansas to	12104 Catalina Street
(Street and Number)

Leawood,	Johnson County,	Kansas	66211
(Town or City)	(County)	(State)	(Zip Code)

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

/s/ Tom G. Congleton
SEAL	Tom G. Congleton President

/s/ Marilyn S. Congleton
Marilyn S. Congleton Secretary

	STATE OF KANSAS	}	ss.
COUNTY OF Johnson

Be it remembered, that before me CARL F. KRAUSS a Notary Public in and for the County and State aforesaid, came Tom G. Congleton President, and Marilyn S. Congleton Secretary of Hotel Clubs of Corporate Woods, Inc. a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as President and Secretary respectively, and duly acknowledged the execution of the same this 15th day of January 1986

[SEAL]	/s/ Carl F. Krauss
Notary Public.

My commission expires 3-28, 1989

NOTE:	This form must be filed in duplicate.

Address of Resident Agent and Registered Office, as set forth above, must be the same.

The statutory fee for filing is $20.00 and must accompany this form.

[Seal]

Form No. 208C

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CHANGE OF LOCATION OF REGISTERED OFFICE

AND/OR

CHANGE OF RESIDENT AGENT

STATE OF Arizona	}	ss.
COUNTY OF Maricopa

We, Eric A. Danziger President and	7909 08-18-88	Secretary of
CORP. CHANGE

Hotel Clubs of Corporate Woods, 715961 053 1	,	20.00	a corporation organized and existing under and by
10 TRANS. TOTAL 1		20.00

virtue of the laws of the State of Kansas do hereby certify that a	Special	meeting of the Board of Directors of said
(Regular or Special)

corporation held on the 27th day of June 1988, the following resolution was duly adopted.

Be it resolved that effective July 1, 1988 the Registered Office in the State of Kansas of said corporation be changed from

12104 Catalina Street	Leawood	Johnson	Kansas	66211
(Street and Number)	(Town or City)	(County)	(State)	(Zip Code)

the same being of record in the office of the Secretary of State of Kansas to	8717 W. 110th St., Building 14,
(Street and Number)

Suite 520, Overland Park	Johnson	Kansas	66210
(Town or City)	(County)	(State)	(Zip Code)

Be it further resolved that effective July 1, 1988 the Resident Agent of said corporation in the State of Kansas be changed from

Tom G. Congleton

(Individual or Corporation)

12104 Catalina Street	Leawood	Johnson	Kansas	66211
(Street and Number)	(Town or City)	(County)	(State)	(Zip Code)

the same being of record in the office of Secretary of State of Kansas to Carl F. Krauss

(Individual or Corporation)

8717 W. 110th St., Bldg. 14, Suite 520,	Overland Park	Johnson	Kansas	66210
(Street and Number)	(Town or City)	(County)	(State)	(Zip Code)

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

/s/ Eric A. Danziger
Eric A. Danziger President
SEAL
/s/ Phillip M. Tubb
Phillip M. Tubb Secretary

STATE OF ARIZONA	}	ss.
COUNTY OF Maricopa

Be it remembered, that before me Sandra L. Ravel a Notary Public in and for the County and State aforesaid, came Eric A. Danziger President, and Phillip M. Tubb Secretary of Hotel Clubs of Corporate Woods, Inc. a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as President and Secretary respectively, and duly acknowledged the execution of the same this 5th day of July 1988.

[SEAL]	/s/ Sandra L. Ravel
Notary Public

My commission expires July 11, 1990

NOTE:	This form must be filed in duplicate.

Address of Resident Agent and Registered Office, as set forth above, must be the same.

The statutory fee for filing is $20.00 and must accompany this form.

Form No. 208C

Contact Information Kansas Secretary of State Ron Thornburgh Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564 kssos@kssos.org www.kssos.org	KANSAS SECRETARY OF STATE Corporation Change of Registered Office or Agent All information must be completed or this document will not be accepted for filing.	RO 53-06

State ID #: 0715961

1. Name of the corporation:

HOTEL CLUBS OF CORPORATE WOODS, INC.

Name must match the name on record with the secretary of state

2. State of organization: Kansas

3. The registered office in the state of Kansas is changed to:

Address must be a street address. A post office box is unacceptable.

200 S.W. 30th Street
Street address

Topeka	Kansas	66611
City	State	Zip

4. The resident agent in Kansas is changed to:

Corporation	Service Company

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Exeemed on the	24th	of	October	2006
	Day		Month	Year

/s/ K. Allen Anderson
Signature of authorized officer

K. Allen Anderson, Vice President & Assistant Secretary

Instructions

1.	Submit this form with the $35 filing fee.

2.	Any of the following may serve as resident agent: a) the corporation itself, b) an individual residing in Kansas, c) a Kansas corporation, limited partnership, limited liability company or business trust, d) a foreign corporation, limited partnership, limited liability company registered with the secretary of state. The resident agent’s business office must be the same address as the registered office, and must be open during business hours to accept service of process and otherwise perform the functions of the resident agent.

Rev. 12/07/04 jls	K S A 17-6203

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